CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of EMT Corp. of our report dated August 8, 2001 relating to the financial statements of EMT Corp., which appear in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
December 17, 2003